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                                                                   Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Quidel Corporation of our report dated May 3, 1996, included in the 1996 Annual Report to Shareholders of Quidel Corporation.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 and Form S-8) and in the related Prospectuses of our report dated May 3, 1996, with respect to the consolidated financial statements of Quidel Corporation incorporated by reference in the Annual Report (form 10-K) for the year ended March 31, 1996.



                                       /S/ Ernst & Young LLP
                                     ------------------------------------------

San Diego, California
June 26, 1996

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